CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference into the Statement of Additional Information (the "Registration Statement") of our report dated November 19, 1999, relating to the financial statements and financial highlights included in or made part of this Registration Statement, and to all references to our firm included in this Registration Statement.


                                           /s/ ARTHUR ANDERSEN LLP
                                           ------------------------------------
                                           ARTHUR ANDERSEN LLP




Milwaukee, Wisconsin
January 24, 2000



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